Exhibit 99.1

CVB Financial Corp.
701 North Haven Ave., Suite 350
Ontario, CA 91764
(909) 980-4030

Press Release For Immediate Release	Contact: David A. Brager Chief Executive Officer (909) 980-4030
CVB Financial Corp. Announces Appointment of New Director

ONTARIO, Calif., July 22, 2026 – CVB Financial Corp. (NASDAQ: CVBF), the holding company for Citizens Business Bank, National Association, (the “Bank”), is pleased to announce the appointment of Michael J. Maddox as a Director of CVBF. Mr. Maddox has also been appointed to the Board of Directors of the Bank. His addition increases the number of board members for both CVBF and the Bank from 10 to 11.

“We are pleased to welcome Mr. Maddox to the Boards of CVBF and Citizens Business Bank,” said George A. Borba Jr., Chairman of the Boards for CVBF and the Bank. “Mr. Maddox brings a highly relevant combination of public company CEO leadership, board governance expertise, capital markets experience and extensive knowledge of the banking sector, all of which aligns closely with the Bank’s long-term strategic objectives.”

“I am honored to join the boards and to work alongside a respected leadership team,” said Mr. Maddox. “I look forward to contributing to the company’s continued growth and supporting its strong commitment to clients, shareholders and the communities it serves.”

Mr. Maddox has over 20 years of banking experience. Mr. Maddox served as President and Chief Executive Officer of CrossFirst Bankshares, Inc. (Nasdaq: CFB) from June 1, 2020 and as Chief Executive Officer and a member of the board of CrossFirst Bank from November 2008 until their mergers with First Busey Corporation (Nasdaq: BUSE) and Busey Bank in March 2025. Mr. Maddox then served as President and Vice Chairman of First Busey Corporation and President and Chief Executive Officer of Busey Bank from March 2025 to January 2026. While at CrossFirst Bank, he also served as the bank’s president from November 2008 to July 2022 when the roles of CEO and President of CrossFirst Bank were split. Prior to joining CrossFirst Bank, he was a Regional President for Intrust Bank. In this role, he managed Intrust Bank’s operations in Northeast Kansas. Mr. Maddox’s areas of expertise include board governance, capital strategy, banking operations, risk management, market expansion, and organizational leadership.

Mr. Maddox holds a Juris Doctor and a Bachelor of Science in Business from the University of Kansas. He also completed the Graduate School of Banking at the University of Wisconsin – Madison in 2003.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank, National Association. CVBF is one of the ten largest bank holding companies headquartered in California with more than $20 billion in total assets. Citizens Business Bank, National Association, is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services with more than 75 banking centers and three trust office locations serving California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF”. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Forward-Looking Statements

Certain matters set forth herein may constitute forward-looking statements within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to forward-looking statements relating to the Company’s current business plans and expectations, growth projections, and our future financial position and operating results. Words such as “will likely result, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, all the risk factors set forth in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov, including its Annual Report on Form 10-K for the year ended December 31, 2025, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

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